POWER OF ATTORNEY

     Know all by these presents, that the undersigned, James E. Cline, hereby consitutes and appoints each of William R. Gupp, Lynn E. MacDonald and Richard J. Parrino, the undesigned's true and lawful attorney-in-fact to:

     (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director or stockholder of Trex Company, Inc. (the "Company"), a Schedule 13D and any amendments thereto, Forms 3, 4 and 5 and any other documents to be filed with the Securities and Exchange Commission, in accordance with Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D and any amendments thereto, any such Forms 3, 4 or 5 or such other documents and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     (3) take any other action of any type whatsoever in connecton with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Securities Exhcange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Schedule 13D and any amendments thereto, Forms 3, 4 and 5 or such other documents with respect to the under-signed's holdings of and transactions in securities issued by the Comapny, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of February 2008.

                                           /s/ James E. Cline
                                           --------------------
                                           James E. Cline